Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-282723) of our report dated May 8, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 20-F of EUDA Health Holdings Limited for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marcum Asia CPAs LLP

New York, New York

April 28, 2026